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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related prospectus of SuperGen, Inc. for the registration of 3,105,000 shares of its common stock and to the inclusion therein of our report dated February 18, 2000, with respect to the consolidated financial statements of SuperGen, Inc. for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP


Palo Alto, California
February 18, 2000